EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Meriesha Rennalls, President, Chief Executive Officer and Chief Financial Officer, of Caro Holdings Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

   the quarterly report on Form 10-Q of Caro Holdings Inc. for the period ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Caro Holdings Inc.

Dated: November 14, 2022

/s/ Meriesha Rennalls
Meriesha Rennalls
President, Chief Operating Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Caro Holdings Inc. and will be retained by Caro Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.